EXHIBIT 8.1
List of Subsidiaries and Consolidated Affiliated Entities
(As of April 15, 2010)

		Percentage
		attributable to our
Subsidiaries		company	Place of incorporation

1.	CISG Holdings Ltd.	100%	BVI

2.	CNinsure Holdings Ltd.	100%	BVI

3.	Intense Rise Limited	100%	Hong Kong

4.	Fanhua Zhonglian Enterprise Image Planning (Shenzhen) Co., Ltd. (formerly known as Haidileji Enterprise Image Planning (Shenzhen) Co., Ltd.)	100%	PRC

5.	Fanhua Xinlian Information Technology Consulting (Shenzhen) Co., Ltd. (formerly known as Yiqiman Enterprise Management Consulting (Shenzhen) Co., Ltd.)	100%	PRC

6.	Shenzhen Fanhua Nanfeng Investment Holding Co., Ltd. (Shenzhen Fanhua Nanfeng Enterprise Management Consulting Co., Ltd.)	100%	PRC

7.	Guangzhou Zhongqi Enterprise Management Consulting Co., Ltd.	100%	PRC

8.	Beijing Ruisike Management Consulting Co., Ltd.	100%	PRC

9.	Beijing Fanlian Investment Co., Ltd.	100%	PRC

10.	Litian Zhuoyue Software (Beijing) Co., Ltd.	100%	PRC

		Percentage
		attributable to Yihe
		Investment and/or
Consolidated Affiliated Entities		Meidiya Investment	Place of incorporation

1.	Guangdong Meidiya Investment Co., Ltd.	—	PRC

2.	Sichuan Yihe Investment Co., Ltd.	—	PRC

3.	Beijing Fanhua Datong Investment Management Co., Ltd.	55%	PRC

4.	Datong Insurance Sales & Service Company Limited (formerly known as Beijing Datong Insurance Agency Co., Ltd.) (1)	55%	PRC

5.	Beijing Fanhua Insurance Agency Co., Ltd.	100%	PRC

6.	Beijing Fanlian Insurance Agency Co., Ltd.	100%	PRC

7.	Beijing Fanhua Fumin Insurance Agency Co., Ltd. (formerly known as Beijing Fumin Insurance Agency Co., Ltd.)	100%	PRC

8.	Shanghai Fanhua Guosheng Insurance Agency Co., Ltd.	55%	PRC

9.	Shanghai Fanhua Teamhead Insurance Surveyors & Loss Adjustors Co., Ltd. (2)	51%	PRC

10.	Guangdong Fanhua Nanfeng Insurance Agency Co., Ltd.	100%	PRC

11.	Guangdong Fanhua Kafusi Insurance Brokerage Co., Ltd. (formerly known as Guangdong Kafusi Insurance Brokerage Co., Ltd.)	100%	PRC

12.	Guangzhou Desheng Insurance Brokerage Co., Ltd.	51%	PRC

13.	Guangzhou Fanhua Insurance Agency Co., Ltd. (formerly known as Guangzhou Xiangxing Insurance Agency Co., Ltd.)	100%	PRC

14.	Guangzhou Fanhua Yian Insurance Agency Co., Ltd. (formerly known as Guangzhou Yian Insurance Agency Co., Ltd.)	100%	PRC

15.	Guangzhou Datong Insurance Agency Co., Ltd. (3)	33%	PRC

16.	Shenzhen Fanhua Nanfeng Insurance Agency Co., Ltd. (formerly known as Shenzhen Nanfeng Insurance Agency Co., Ltd.)	100%	PRC

17.	Dongguan Nanfeng Jiayu Insurance Agency Co., Ltd.	100%	PRC

18.	Foshan Tuohua Insurance Agency Co., Ltd.	100%	PRC

19.	Jiangmen Fanhua Zhicheng Insurance Agency Co., Ltd.	70%	PRC

20.	Guangdong Fanhua Fangzhong Insurance Surveyors & Loss Adjustors Co. Ltd.	51%	PRC

21.	Fanhua Insurance Surveyors & Loss Adjustors Co., Ltd. (formerly known as Shenzhen Khubon Insurance Surveyors & Loss Adjustors Co., Ltd.) (4)	51%	PRC

		Percentage
		attributable to Yihe
		Investment and/or
Consolidated Affiliated Entities		Meidiya Investment	Place of incorporation

22.	Shenzhen Fanhua Property and Casualty Insurance Surveyors & Loss Adjustors Co., Ltd. (formerly known as Shenzhen Hongzhengda Insurance Surveyors & Loss Adjustors Co., Ltd.) (2)	51%	PRC

23.	Shenzhen Fanhua Software Co., Ltd. (2)	51%	PRC

24.	Fujian Fanhua Investment Co., Ltd.	100%	PRC

25.	Fujian Fanhua Xinheng Insurance Agency Co., Ltd. (formerly known as Fujian Xinheng Insurance Agency Co., Ltd.)	100%	PRC

26.	Fuzhou Fanhua Lianxin Insurance Agency Co., Ltd. (5)	51%	PRC

27.	Fuzhou Fanhua Guoxin Insurance Agency Co., Ltd. (6)	70%	PRC

28.	Nanping Fanhua Jinying Insurance Agency Co., Ltd. (5)	51%	PRC

29.	Sichuan Fanhua Insurance Agency Co., Ltd.	100%	PRC

30.	Sichuan Fanhua Bocheng Insurance Brokerage Co., Ltd.	100%	PRC

31.	Sichuan Fanhua Xintai Insurance Agency Co., Ltd. (formerly known as Sichuan Xintai Insurance Agency Co., Ltd.)	70%	PRC

32.	Chengdu Datong Insurance Agency Co., Ltd. (3)	33%	PRC

33.	Suining Fanhua Dezhong Insurance Agency Co., Ltd.(7)	39%	PRC

34.	Shijiazhuang Fanhua Anxin Investment Co., Ltd.	55%	PRC

35.	Hebei Fanhua Anxin Insurance Agency Co., Ltd. (formerly known as Hebei Anxin Insurance Agency Co., Ltd.)	55%	PRC

36.	Hebei Lianda Insurance Agency Co., Ltd. (8)	39%	PRC

37.	Hebei Fanlian Insurance Agency Co., Ltd.	51%	PRC

38.	Hebei Datong Insurance Agency Co., Ltd. (3)	33%	PRC

39.	Henan Datong Insurance Agency Co., Ltd. (3)	33%	PRC

40.	Henan Fanhua Anlian Insurance Agency Co., Ltd.	51%	PRC

41.	Hunan Fanhua Insurance Agency Co., Ltd.	55%	PRC

42.	Hunan Datong Insurance Agency Co., Ltd. (3)	33%	PRC

43.	Changsha Lianyi Insurance Agency Co., Ltd.	70%	PRC

44.	Huaihua Jixiang Insurance Agency Co., Ltd. (9)	30%	PRC

45.	Jiangsu Datong Insurance Agency Co., Ltd. (3)	33%	PRC

46.	Jiangsu Fanhua Lianchuang Insurance Agency Co., Ltd	70%	PRC

47.	Shandong Datong Insurance Agency Co., Ltd. (3)	33%	PRC

48.	Shandong Fanhua Xintai Insurance Agency Co., Ltd.	63%	PRC

49.	Shandong Fanhua Mintai Insurance Agnecy Co., Ltd	51%	PRC

		Percentage
		attributable to Yihe
		Investment and/or
Consolidated Affiliated Entities		Meidiya Investment	Place of incorporation

50.	Jinan Fanhua Rongtai Insurance Agency Co., Ltd. (10) (formerly known as Jinan Fanrong Insurance Agency Co., Ltd)	35%	PRC

51.	Liaoning Fanhua Gena Insurance Agency Co., Ltd.	60%	PRC

52.	Liaoning Datong Insurance Agency Co., Ltd. (3)	33%	PRC

53.	Shenyang Fanhua Rongcheng Insurance Agency Co., Ltd. (11)	33%	PRC

54.	Zhejiang Fanhua Tongchuang Insurance Agency Co., Ltd.	60%	PRC

55.	Hangzhou Fanhua Zhixin Insurance Agency Co., Ltd.	51%	PRC

56.	Ningbo Baolian Insurance Agency Co., Ltd.	51%	PRC

57.	Hubei Fanhua East Century Insurance Agency Co., Ltd. (formerly known as Hubei East Century Insurance Agency Co., Ltd.)	60%	PRC

58.	Jiangxi Fanhua Insurance Agency Co., Ltd.	70%	PRC

59.	Tianjin Fanhua Xianghe Insurance Agency Co., Ltd.	70%	PRC

60.	Shaanxi Datong Insurance Agency Co., Ltd. (3)	33%	PRC

61.	Hainan Datong Insurance Agency Co., Ltd. (3)	33%	PRC

62.	Yunnan Datong Insurance Agency Co., Ltd. (3)	33%	PRC

(1)	This company is wholly-owned directly by Beijing Fanhua Datong Investment Management Co., Ltd.

(2)	100% of the equity interests in this company are held directly by CNinsure Surveyors & Loss Adjustors Co., Ltd (formerly known as Shenzhen Khubon Insurance Surveyors & Loss Adjustors Co., Ltd.), which is 51% owned by Guangdong Meidiya Investment Co., Ltd.

(3)	60% of the equity interests in each of these companies are held directly by Beijing Fanhua Datong Investment Management Co., Ltd.

(4)	This company is wholly owned directly by Guangdong Fanhua Fangzhong Insurance Surveyors & Loss Adjustors Co. Ltd.

(5)	51% of the equity interests in each of these companies are held directly by Fujian Fanhua Investment Co., Ltd.

(6)	55% of the equity interests in this company are held directly by Sichuan Fanhua Xintai Insurance Agency Co., Ltd.

(6)	70% of the equity interests in this company are held directly by Fujian Fanhua Investment Co., Ltd.

(7)	70% of the equity interests in this company are directly held by Shijiazhuang Fanhua Anxin Investment Co., Ltd.

(8)	70% of the equity interests in this company are directly held by Shijiazhuang Fanhua Anxin Investment Co., Ltd.

(9)	55% of the equity interests in this company are held directly by Hunan Fanhua Insurance Agency Co., Ltd.

(10)	55% of the equity interests in this company are direcly by Shandong Fanhua Xintai Insurance Agency Co., Ltd.

(11)	55% of the equity interests in this company are held directly by Liaoning Fanhua Gena Insurance Agency Co., Ltd.